                                       Skyworks Solutions, Inc. and Subsidiaries


                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                                  Jurisdiction Of Incorporation
----                                                                  -----------------------------
Aimta, Inc.                                                                      California

Alpha FSC, Inc.                                                                  Barbados

Alpha Industries GmbH                                                            Germany

Alpha Industries Limited                                                         England

Alpha Securities Corporation                                                     Massachusetts

CFP Holding Company, Inc.                                                        Washington

4067959 Canada, Inc.                                                             Canada

Conexant Systems SA de CV                                                        Mexico

Skyworks Semiconductor                                                           France

Skyworks Solutions Worldwide, Inc.                                               Delaware

Skyworks Solutions Co., Ltd.                                                     Japan

Skyworks Solutions OY Sales                                                      Finland

Skyworks Solutions Korea Ltd.                                                    Korea

Skyworks Solutions Ltd.                                                          United Kingdom

Trans-Tech, Inc.                                                                 Maryland